EXHIBIT 99.3


                                 [DRAFT 4/28/98]

                       THE HUDSON CITY SAVINGS INSTITUTION

                   PROPOSED LETTERS/QUESTION & ANSWER BROCHURE


                                      INDEX


 1.  Dear Depositor Letter *

 2.  Dear Depositor Letter for Non Eligible States

 3.  Dear Friend Letter - Non Voting Depositors *

 4.  Dear Potential Investor Letter *

 5. Dear Customer Letter - Used as a Cover Letter for States Requiring "Agent" Mailing *

 6.  Proxy Request

 7.  Proxy and Stock Question & Answer Brochure *

 8.  Mailing Insert/Lobby Poster

 9.  Invitation Letter - Informational Meetings

10. Dear Subscriber/Acknowledgment Letter - Initial Response to Stock Order Received

11.  Dear Charter Shareholder - Confirmation Letter

12.  Dear Interested Investor - No Shares Available Letter

13.  Welcome Shareholder Letter - For Initial Certificate Mailing

14.  Dear Interested Subscriber Letter - Subscription Rejection

15.  Letter for Sandler O'Neill Mailing to Clients *


*  Accompanied by a Prospectus

Note: Items 1 through 8 are produced by the Financial Printer and Items 9 through 15 are produced by the Conversion Center.

                          [HUDSON RIVER BANCORP, INC.]

Dear Depositor:

The Board of Trustees of The Hudson City Savings Institution has voted unanimously in favor of a plan to convert from a state chartered mutual savings bank to a state chartered stock savings bank. As part of this plan, we have formed a holding company, Hudson River Bancorp, Inc., which will become the parent company of The Hudson City Savings Institution (which is to be renamed Hudson River Bank & Trust Company). We are converting so that The Hudson City Savings Institution will be structured in the form of ownership used by a growing number of savings institutions and to allow our Bank to become even stronger.

In addition, as part of the Conversion and in furtherance of its long-standing commitment to its community, the Bank intends to establish a charitable foundation to be known as the Hudson River Bank & Trust Company Foundation. The Foundation will be dedicated to charitable purposes within the Bank's community, including but not limited to providing grants and donations for community development activities.

To accomplish the Conversion, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed materials and then casting your vote in favor of the Plan of Conversion and mailing your signed proxy card immediately in the [COLOR] postage-paid envelope marked "PROXY RETURN". Should you choose to attend the Special Meeting of Voting Depositors and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA or other Qualified Plan account for which the Bank acts as trustee and we do not receive a proxy from you, the Bank intends, as trustee for such account, to vote in favor of the Plan of Conversion on your behalf.

If the Plan of Conversion is approved let me assure you that:

     o Deposit accounts will continue to be federally insured to the same extent they are today.

     o Existing deposit accounts and loans will not undergo any change as a result of the Conversion.

     o Voting for approval will not obligate you to buy any shares of Common Stock.

As a qualifying account holder, you may also take advantage of your nontransferable rights to subscribe for shares of Hudson River Bancorp, Inc. Common Stock on a priority basis, before the stock is offered to the general public. The enclosed Proxy Statement and Prospectus describes the stock offering and the operations of the Bank. If you wish to purchase stock, please complete the stock order and certification form and mail it to the Bank in the enclosed [COLOR] postage-paid envelope marked "STOCK ORDER RETURN", or return it to any branch office of the Bank. Your order must be physically received no later than 12:00 noon Eastern time on Day, Month X, 199X. Please read the Prospectus carefully before making an investment decision.

If you wish to use funds in your IRA or Qualified Plan at The Hudson City Savings Institution to subscribe for Common Stock, please be aware that applicable law requires that such funds first be transferred to a self-directed retirement account with a trustee other than The Hudson City Savings Institution. The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible.

If you have any questions after reading the enclosed materials, please call our Conversion Center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. to 4:00 p.m. Please note that the Conversion Center will be closed for Bank holidays.

                                        Sincerely,

                                        Signature
                                        Title


The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

#1

                          [HUDSON RIVER BANCORP, INC.]

Dear Depositor:

The Board of Trustees of The Hudson City Savings Institution has voted unanimously in favor of a plan to convert from a state chartered mutual savings bank to a state chartered stock savings bank. As part of this plan, we have formed a holding company, Hudson River Bancorp, Inc., which will become the parent company of The Hudson City Savings Institution (which is to be renamed Hudson River Bank & Trust Company). We are converting so that The Hudson City Savings Institution will be structured in the form of ownership used by a growing number of savings institutions and to allow our Bank to become even stronger.

In addition, as part of the Conversion and in furtherance of its long-standing commitment to its community, the Bank intends to establish a charitable foundation to be known as the Hudson River Bank & Trust Company Foundation. The Foundation will be dedicated to charitable purposes within the Bank's community, including but not limited to providing grants and donations for community development activities.

To accomplish the Conversion, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed materials and then casting your vote in favor of the Plan of Conversion and mailing your signed proxy card immediately in the [COLOR] postage-paid envelope marked "PROXY RETURN". Should you choose to attend the Special Meeting of Voting Depositors and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA or other Qualified Plan account for which the Bank acts as trustee and we do not receive a proxy from you, the Bank intends, as trustee for such account, to vote in favor of the Plan of Conversion on your behalf.

If the Plan of Conversion is approved let me assure you that:

     o Deposit accounts will continue to be federally insured to the same extent they are today.

     o Existing deposit accounts and loans will not undergo any change as a result of the Conversion.

We regret that we are unable to offer you Common Stock in the Subscription Offering, because the laws of your state or jurisdiction require us to register either (1) the to-be-issued Common Stock of Hudson River Bancorp, Inc., or (2) an agent of The Hudson City Savings Institution to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.


If you have any questions after reading the enclosed materials, please call our Conversion Center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. to 4:00 p.m. Please note that the Conversion Center will be closed for Bank holidays.

                                        Sincerely,

                                        Signature
                                        Title


The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

#2

                          [HUDSON RIVER BANCORP, INC.]


Dear Friend of The Hudson City Savings Institution:

The Hudson City Savings Institution is in the process of converting from a state chartered mutual savings bank to a state chartered stock savings bank. As part of this plan, we have formed a holding company, Hudson River Bancorp, Inc., which will become the parent company of the Bank (which is to be renamed Hudson River Bank & Trust Company). We are converting so that the Bank will be structured in the form of ownership used by a growing number of savings institutions and to allow our Bank to become even stronger. The Conversion will in no way affect the insurance of deposit accounts or other services offered by the Bank.

In addition, as part of the Conversion and in furtherance of its long-standing commitment to its community, the Bank intends to establish a charitable foundation to be known as the Hudson River Bank and Trust Company Foundation. The Foundation will be dedicated to charitable purposes within the Bank's community, including but not limited to providing grants and donations for community development activities.

As a qualifying account holder, you may take advantage of your nontransferable rights to subscribe for shares of Hudson River Bancorp, Inc.'s Common Stock on a priority basis, before the stock is offered to the general public. The enclosed Prospectus describes the stock offering and the operations of the Bank. If you wish to purchase stock, please complete the stock order and certification form and mail it to the Bank in the enclosed [COLOR] postage-paid envelope marked "STOCK ORDER RETURN", or return it to any branch office. Your order must be physically received no later than 12:00 noon Eastern time on Day, Month X, 199X. Please read the Prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed materials, please call our Conversion Center at (XXX) XXX- XXXX0, Monday through Friday, between the hours of 10:00 a.m. to 4:00 p.m. Please note that the Conversion Center will be closed for Bank holidays.


                                        Sincerely,



                                        Signature
                                        Title


The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

#3

                          [HUDSON RIVER BANCORP, INC.]


Dear Potential Investor:

We are pleased to provide you with the enclosed material regarding the conversion of The Hudson City Savings Institution from a state chartered mutual savings bank to a state chartered stock savings bank.

This information packet includes the following:

     PROSPECTUS: This document provides detailed information about The Hudson City Savings Institution's operations, the proposed stock offering by Hudson River Bancorp, Inc., a holding company formed by the Bank to become its parent company upon completion of the Conversion, and the establishment of a charitable foundation as part of the Conversion. Please read it carefully prior to making an investment decision.

     QUESTION AND ANSWER BROCHURE: This answers commonly asked questions about the stock offering and establishment of the charitable foundation.

     STOCK ORDER AND CERTIFICATION FORMS: Use these forms to subscribe for stock and return them together with your payment in the postage-paid envelope provided. The deadline to subscribe for stock is 12:00 noon, Eastern time on Day, Month X, 199X.

We are pleased to offer you this opportunity to become one of our charter shareholders. If you have any questions regarding the Conversion or the Prospectus, please call our Conversion Center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. to 4:00 p.m. Please note that the Conversion Center will be closed for Bank holidays.


                                        Sincerely,



                                        Signature
                                        Title


The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

#4

                  [SANDLER O'NEILL & PARTNERS, L.P. LETTERHEAD]


Dear Customer of The Hudson City Savings Institution:

At the request of The Hudson City Savings Institution and Hudson River Bancorp, Inc. a holding company formed by the Bank to become its parent company, we have enclosed material regarding the offering of Common Stock in connection with the Conversion of the Bank from a state chartered mutual savings bank to a state chartered stock savings bank. These materials include a Prospectus, stock order and certification forms which offer you the opportunity to subscribe for shares of Common Stock of Hudson River Bancorp, Inc.

We recommend that you study this material carefully. If you decide to subscribe for shares, you must return the properly completed stock order form and signed certification form, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account at the Bank), no later than 12:00 noon, Eastern time on Day, Month X, 199X in the accompanying [COLOR] postage-paid envelope marked "STOCK ORDER RETURN". If you have any questions after reading the enclosed material, please call the Conversion Center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., and ask for a Sandler O'Neill representative. Please note that the Conversion Center will be closed for Bank holidays.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed materials.

                                        Sincerely,

                                        SANDLER O'NEILL & PARTNERS, L.P.


The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Enclosure

#5

                      [THE HUDSON CITY SAVINGS INSTITUTION]


                            P R O X Y   R E Q U E S T

                               WE NEED YOUR VOTE!


DEAR CUSTOMER OF THE HUDSON CITY SAVINGS INSTITUTION:

YOUR VOTE ON OUR PLAN OF CONVERSION HAS NOT YET BEEN RECEIVED. YOUR VOTE IS VERY IMPORTANT TO US. PLEASE VOTE AND MAIL THE ENCLOSED PROXY TODAY. IF YOU HAVE MORE THAN ONE ACCOUNT YOU MAY RECEIVE MORE THAN ONE PROXY.

     REMEMBER: VOTING FOR THE PLAN OF CONVERSION DOES NOT OBLIGATE YOU TO BUY STOCK. THE BOARD OF TRUSTEES OF THE HUDSON CITY SAVINGS INSTITUTION HAS UNANIMOUSLY APPROVED THE PLAN OF CONVERSION, INCLUDING THE ESTABLISHMENT OF THE CHARITABLE FOUNDATION, AND URGE YOU TO VOTE IN FAVOR OF THE PLAN OF CONVERSION. YOUR HUDSON CITY SAVINGS DEPOSIT ACCOUNTS OR LOANS WILL NOT BE AFFECTED IN ANY WAY. DEPOSIT ACCOUNTS WILL CONTINUE TO BE FEDERALLY INSURED.

A POSTAGE-PAID ENVELOPE IS ENCLOSED WITH THE PROXY FORM. IF YOU HAVE ANY QUESTIONS, PLEASE CALL OUR CONVERSION CENTER AT (XXX) XXX-XXXX.

PLEASE VOTE TODAY BY RETURNING ALL PROXY FORMS RECEIVED.


                                        SINCERELY,


                                        THE HUDSON CITY SAVINGS INSTITUTION


#6

                                  QUESTIONS AND
                                     ANSWERS

                              About the Conversion

The Board of Trustees of The Hudson City Savings Institution has unanimously adopted the Plan of Conversion whereby the Bank will convert from a New York State chartered mutual savings bank to a New York State chartered stock savings bank (to be known as Hudson River Bank & Trust Company) and at the same time become a wholly-owned subsidiary of Hudson River Bancorp, Inc., a Delaware corporation formed by The Hudson City Savings Institution to acquire all the outstanding stock of the Bank. As part of the Conversion, Hudson River Bancorp, Inc. will be offering its Common Stock for sale pursuant to the terms of the Plan of Conversion.

The Hudson City Savings Institution is converting to be structured in the form of ownership used by a growing number of savings institutions and to allow The Hudson City Savings Institution to allow The Hudson City Savings Institution to become even stronger. In addition, as part of the Conversion, the Bank intends to establish The Hudson River Bank and Trust Company Foundation which will be dedicated to charitable purposes within the Bank's local communities.

It is necessary for the Bank to receive the approval of: 1) at least 75% of the votes cast by Voting Depositors in person or by proxy at the Special Meeting; and 2) at least a majority of the votes eligible to be cast at the Special Meeting, so YOUR VOTE IS VERY IMPORTANT. Please return your proxy in the enclosed [COLOR] postage-paid envelope marked "PROXY RETURN". YOUR BOARD OF TRUSTEES URGES YOU TO VOTE "FOR" THE CONVERSION AND TO RETURN YOUR PROXY TODAY.


                          Effect on Deposits and Loans


Q.   Will the Conversion affect any of my deposit accounts or loans?

A. No. The Conversion will have no effect on the balance or terms of any deposit account or loan. Your deposits will continue to be federally insured to the fullest extent permissible.


                                       7-1

                                  About Voting


Q.   Who is eligible to vote on the Conversion?

A. Only depositors with accounts totalling $100 or more on [MONTH] [DAY], 1998 ("Voting Record Date") are eligible to vote.


Q.   How do I vote?

A. You may vote by mailing your signed proxy card(s) in the [COLOR] postage-paid envelope marked "PROXY RETURN". Should you choose to attend the Special Meeting of Depositors and decide to change your vote, you may do so by revoking any previously executed proxy.


Q.   Am I required to vote?

A. No. Voting Depositors are not required to vote. However, because the Conversion will produce a fundamental change in The Hudson City Savings Institution's corporate structure, the Board of Trustees encourages all Voting Depositors to vote.


Q.   Why did I receive several proxies?

A. If you have more than one account you may have received more than one proxy depending upon the ownership structure of your accounts. Please vote, sign and return all proxy cards that you received.


Q. Does my vote for Conversion mean that I must buy Common Stock of Hudson River Bancorp, Inc.?

A. No. Voting for the Plan of Conversion does not obligate you to buy shares of Common Stock of Hudson River Bancorp, Inc.


Q.   I have a joint savings account. Must both parties sign the proxy card?

A.   Only one signature is required, but both parties should sign if possible.


                                       7-2

Q.   Who must sign for trust or custodian accounts?

A.   The trustee or custodian must sign such accounts, not the beneficiary.


Q. I am the executor (administrator) for a deceased depositor. Can I sign the proxy card?

A. Yes. Please indicate on the card the capacity in which you are signing the card.


                              About The Foundation


Q. What is the Hudson River Bank and Trust Company Foundation and why is it being established?

A. In keeping with the Bank's long standing commitment to its community, the Bank's Plan of Conversion provides for the establishment of a charitable foundation to be known as the Hudson River Bank and Trust Company Foundation. The Foundation will be dedicated to charitable purposes within the Bank's community, including community development.


Q.   How will the Foundation be funded?

A. The Company will fund the Foundation with shares of its Common Stock. Immediately following the Conversion a number of shares of authorized but unissued Common Stock equal to 3% of the Common Stock sold in the Offerings, or 334,200, 339,200 and 452,200 shares at the minimum, midpoint and maximum of the Estimated Price Range, respectively, will be contributed to the Foundation.


Q. What is the impact of the Foundation on the Company's stockholders' equity and earnings?

A. The funding of the Foundation will impact the Company's stockholders' equity and will have an adverse effect on the Company's earnings in the period in which the Foundation is funded, which is expected to be the first fiscal quarter of 1999.

     The establishment of the Foundation, however, was considered in the independent appraisal of the aggregate pro forma market value of the Company's Common Stock. In addition, there are certain tax effects, regulatory considerations and other matters with respect to the Foundation. A prospective stockholder should carefully review "Risk Factors --Risks associated with the Establishment of the Charitable Foundation," and "The Conversion --Establishment of The Hudson River Bank and Trust Company Foundation" in the Prospectus.


                                       7-3

Q. If I purchase shares of Common Stock in the Conversion, will my interest in the Company be diluted as a result of the establishment of the Foundation?

A. Yes. Upon completion of the Conversion and the establishment of the Foundation, the Foundation will receive an amount of Common Stock equal to 3% of the Company's Common Stock sold in the Offerings. As a result, persons purchasing shares in the Conversion will have their ownership and voting interests in the Company diluted by 2.9 % upon funding of the Foundation.


                                 About The Stock


Investment in Common Stock  involves  certain  risks.  For a discussion of these
risks  and  other  factors,   investors  are  urged  to  read  the  accompanying
Prospectus.


Q.   What are the priorities of purchasing the Common Stock?

A. The Common Stock of Hudson River Bancorp, Inc. will be offered in the Subscription Offering in the following order of priority:

     o    The  Hudson  City  Savings  Institution's   Eligible  Account  Holders
          (depositors with accounts totaling $100 or more as of September 30, 1996).

     o    The Bank's Employee Plans.

     o The Bank's Supplemental Eligible Account Holders (depositors with accounts totaling $100 or more as of March 31, 1998).

     Upon completion of the Subscription Offering, Common Stock that is not sold in the Subscription Offering will be offered to certain members of the general public in a Community Offering and then to the general public in a Syndicated Community Offering.

                                       7-4

Q.   Will any account I hold with the Bank be converted into stock?

A. No. All accounts remain as they were prior to the Conversion. As an Eligible Account Holder or Supplemental Eligible Account Holder, you receive priority over the general public in exercising your right to subscribe for shares of Common Stock.


Q.   Will I receive a discount on the price of the stock?

A. No. Conversion regulations require that the offering price of the stock be the same for everyone: customers, trustees, officers, employees of the Bank and the general public.


Q.   How many shares of stock are being offered, and at what price?

A. Hudson River Bancorp, Inc. is offering for sale up to 15,072,815 shares of Common Stock at a subscription price of $10 per share. Under certain circumstances, Hudson River Bancorp, Inc. may sell up to 17,333,730 shares (not including any shares contributed to the Foundation).


Q.   How much stock can I purchase?

A. The minimum purchase is 25 shares; the maximum purchase by any person in the Subscription Offering is $250,000 (25,000 shares); in the Community Offering and Syndicated Community Offering, if either is held, the maximum purchase by any person, including purchases by associates of such person or entity, is $250,000 (25,000 shares); and the maximum purchase by any person, including purchases by associates of such person or entity in the Subscription and Community Offerings is 1.0% of the shares offered, or 173,337 shares.


Q.   How do I order stock?

A. You may subscribe for shares of Common Stock by completing and returning the stock order form and certification form, together with your payment, either in person to any branch office of The Hudson City Savings Institution or by mail in the YELLOW postage-paid envelope marked "STOCK ORDER RETURN." Stock order forms may not be delivered to a walk up or drive through window located at any of the Bank's branch offices.

                                       7-5

Q.   How can I pay for my shares of stock?

A. You can pay for the Common Stock by check, cash, money order or withdrawal from your deposit account at the Bank. If you choose to pay by cash, you must deliver the stock order form and payment in person to any branch office of the Bank and it will be converted to a bank check or a money order. PLEASE DO NOT SEND CASH IN THE MAIL.


Q.   When is the deadline to subscribe for stock?

A. An executed order form and certification form with the required full payment must be physically received by 12:00 noon Eastern time, on Day, Month Date, 199X.


Q. Can I subscribe for shares using funds in my IRA/Qualified Plan at the Bank?

A. Applicable regulations do not permit the purchase of Common Stock with your existing IRA or Qualified Plan at the Bank. To use such funds to subscribe for Common Stock, you need to establish a "self-directed" trust account with an outside trustee. Please call our Conversion Center if you require additional information. TRANSFER OF SUCH FUNDS TAKES TIME, SO PLEASE MAKE ARRANGEMENTS AS SOON AS POSSIBLE.


Q. Can I subscribe for shares and add someone else who is not on my account to my stock registration?

A. No. Applicable regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in your order becoming null and void.

                                       7-6

Q.   Will payments for Common Stock earn interest until the Conversion closes?

A. Yes. Any payments made by cash, check or money order will earn interest at the Bank's passbook rate from the date of receipt to the completion or termination of the Conversion. Withdrawals from a deposit account or a certificate of deposit at the Bank may be made without penalty to buy Common Stock. Depositors who elect to pay for their Common Stock by withdrawal will receive interest at the contract rate on the account until the completion or termination of the Conversion.


Q.   Will dividends be paid on the stock?

A. No dividends are expected to be paid initially. Following the Conversion, however, the Board of Directors of Hudson River Bancorp, Inc. may consider a policy of paying cash dividends on the Common Stock.


Q.   Will my stock be covered by deposit insurance?

A. No. The Common Stock cannot be insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC or any other government agency nor is it insured or guaranteed by the Bank or its holding company.


Q.   Where will the stock be traded?

A. Upon completion of the Conversion, Hudson River Bancorp, Inc. expects the stock to be traded over-the-counter and to be quoted on the Nasdaq National Market under the symbol " ".


Q.   Can I change my mind after I place an order to subscribe for stock?

A.   No. After receipt, your order may not be modified or withdrawn.

                                       7-7

                             Additional Information


Q.   What if I have additional questions or require more information?

A. The Bank's Proxy Statement and Prospectus describes the Conversion and the Foundation in detail. Please read the Proxy Statement and Prospectus carefully before voting. If you have any questions after reading the enclosed material you may call our Conversion Center at (XXX) XXX- XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the Conversion Center will be closed for Bank holidays. Additional materials may only be obtained from the Conversion Center. The Conversion Center will be closed during Bank holidays. To ensure that each purchaser receives a Prospectus at least 48 hours prior to the Expiration Date of ____________, 1998 in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no Prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date.


The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency nor is the Common Stock insured or guaranteed by The Hudson City Savings Institution or Hudson River Bancorp, Inc.

This is not an offer to sell or a solicitation of an offer to buy Common Stock. The offer is made only by the Prospectus.

                                       7-8

#7

                                    -------
                                    L O G O
                                    -------


                       The Hudson City Savings Institution








                                Please Support Us

                                    Vote Your

                                Proxy Card Today




--------------------------------------------------------------------------------
If you have more than one account, you may have received more than one Proxy depending upon the ownership structure of your accounts. Please vote, sign and return all Proxy Cards that you received.
--------------------------------------------------------------------------------

#8

                          [HUDSON RIVER BANCORP, INC.]





                                        ____________________, 1998


Mr. John Smith
00-00 00 Drive
City,  State  00000

Dear Mr. Smith:

We are pleased to announce that the Board of Trustees of The Hudson City Savings Institution has adopted a plan to convert from a state chartered mutual savings bank to a state chartered stock savings bank. As part of this plan, we have formed a holding company, to become the parent company of the Bank which will be renamed Hudson River Bank & Trust Company upon completion of the Conversion. We are converting so that the Bank will be structured in the form of ownership used by a growing number of savings institutions and to allow our Bank to become stronger.

You are cordially invited to join members of our senior management team at an informational meeting to be held on at 7:30 P.M. to learn more about the Conversion and the stock offering.

A member of our staff will be calling to confirm your interest in attending the meeting.

If  you  would  like  additional   information  regarding  the  meeting  or  our
Conversion, please call our Conversion Center number at (XXX) XXX-XXXX, Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m.
Please note that the Conversion Center will be closed for Bank holidays.


                                        Sincerely,



                                        Signature
                                        Title


The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy Common Stock. The offer is made only by the Prospectus.

(Printed by Conversion Center)

#9

                          [HUDSON RIVER BANCORP, INC.]





                                        ____________________, 1998


Dear Subscriber:

We hereby acknowledge receipt of your order for shares of Common Stock in Hudson River Bancorp, Inc.

At this time, we cannot confirm the number of shares of Hudson River Bancorp, Inc. Common Stock that will be issued to you. Such allocation will be made in accordance with the Plan of Conversion following completion of the stock offering.

If you have any questions, please call our Conversion Center at (XXX) XXX-XXXX. Please note that the Conversion Center will be closed for Bank holidays.


                                         Sincerely,



                                         HUDSON RIVER BANCORP, INC.
                                         CONVERSION CENTER


The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

#10

                          [HUDSON RIVER BANCORP, INC.]





                                         ___________________, 1998


Dear Charter Shareholder:

We appreciate your interest in the stock offering of Hudson River Bancorp, Inc. Due to the excellent response from our Eligible Account Holders, we are unable to fill all orders in full. Consequently, in accordance with the provisions of the Plan of Conversion, you were allocated ______ shares at a price of $10.00 per share. If your subscription was paid for by check, a refund of any balance due you with interest will be mailed to you promptly.

The purchase date and closing of the transaction occurred on [MONTH] [DATE], 1998. Trading will commence on the Nasdaq National Market under the symbol " " on [DAY] [DATE] 1998. Your stock certificate will be mailed to you shortly.

We thank you for your interest in Hudson River Bancorp, Inc., and welcome you as a charter shareholder.


                                         Sincerely,



                                         HUDSON RIVER BANCORP, INC.
                                         Conversion Center


The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

#11

                          [HUDSON RIVER BANCORP, INC.]




                                         ____________________, 1998


Dear Interested Investor:

We recently completed our Subscription and Community Offerings. Unfortunately, due to the excellent response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders or community friends. If your subscription was paid for by check, a refund of any balance due you with interest will be mailed to you promptly.

We appreciate your interest in Hudson River Bancorp, Inc. and hope you become an owner of our stock in the future. The stock trades on the Nasdaq National Market under the symbol "HRBT".


                                         Sincerely,



                                         HUDSON RIVER BANCORP, INC.
                                         Conversion Center


The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

#12

                          [HUDSON RIVER BANCORP, INC.]




                                         ____________________, 1998


Welcome Shareholder:

We are pleased to enclose the stock certificate that represents your share of ownership in Hudson River Bancorp, Inc., the parent company of Hudson River Bank & Trust Company, formerly known as The Hudson City Savings Institution.

Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

                                 Transfer Agent
                                     Address
                                Telephone Number

Also, please remember that your certificate is a negotiable security which should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors of Hudson River Bancorp, Inc. and the employees of the Bank, I would like to thank you for supporting our offering.


                                         Sincerely,



                                         Signature
                                         Title


The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

#13

                          [HUDSON RIVER BANCORP, INC.]




                                         ____________________, 1998


Dear Interested Subscriber:

We regret to inform you that The Hudson City Savings Institution and Hudson River Bancorp Inc., the parent company for the Bank, have decided not to accept your order for shares of Hudson River Bancorp, Inc. Common Stock in our Community Offering. This action is in accordance with our Plan of Conversion which gives the Bank and the Holding Company the absolute right to reject the subscription of any Community Member, in whole or in part, in the Community Offering.

Enclosed, therefore, is a check representing your subscription and interest earned thereon.

If you have any questions, call the Conversion Center at ______________________.


                                         Sincerely,



                                         Hudson River Bancorp, Inc.
                                         Conversion Center


(Printed by Conversion Center)

#14

                  [SANDLER O'NEILL & PARTNERS, L.P. LETTERHEAD]





                                         ____________________, 1998


To Our Friends:

We are enclosing the offering material for The Hudson City Savings Institution, which is now in the process of converting to stock form and forming a holding company called Hudson River Bancorp, Inc.

Sandler O'Neill & Partners, L.P. is managing the Subscription Offering, which will conclude at 12:00 noon, _____________ time on , 1998 Sandler O'Neill is also providing conversion agent and proxy solicitation services. In the event that all the stock is not subscribed for in the Subscription Offering (and Community Offering, if held), Sandler O'Neill will form and manage a syndicate of broker/dealers to sell the remaining stock.

Members of the general public, other than residents of , are eligible to participate. If you have any questions about this transaction, please do not hesitate to call or write.


                                         Sincerely,



                                         SANDLER O'NEILL & PARTNERS, L.P.


The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Sandler O'Neill)

#15